                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CAREY INSTITUTIONAL PROPERTIES INCORPORATED and Subsidiaries on Form S-3 (File No. 33-96294) of our report dated March 5, 1999, on our audits of the consolidated financial statements and financial statement schedule of CAREY INSTITUTIONAL PROPERTIES INCORPORATED and Subsidiaries as of December 31, 1996, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
March 5, 1999